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                                                                                                                  Exhibit N

Metris Receivables, Inc.                                            Metris Master Trust                      Monthly Report
Securityholders' Statement                                             Series 1999-1                               Feb-2000
Section 5.2                                                                Class A                Class B                 Total
(i) Security Amount ..................................................  500,000,000.00          49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................            0.00                     --                  0.00
(iii) Security Interest Distributed ..................................    2,336,250.00                     --          2,336,250.00
(iv) Principal Collections ...........................................   26,278,888.92           2,599,011.02         28,877,899.94
(v) Finance Charge Collections .......................................   11,580,172.78           1,145,291.84         12,725,464.62
       Recoveries ....................................................      246,934.67              24,422.11            271,356.78
       Principal Funding Account Investment Earnings .................            0.00                   0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......            0.00                   0.00                  0.00
         Total Finance Charge Collections ............................   11,827,107.45           1,169,713.95         12,996,821.40
Total Collections ....................................................   38,105,996.37           3,768,724.97         41,874,721.34
          (vi) Aggregate Amount of Principal Receivables .............              --                     --      5,233,814,416.85
       Invested Amount (End of Month) ................................  500,000,000.00          49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................       9.5532619%             0.9448281%           10.4980900%
       Fixed/Floating Allocation Percentage ..........................       9.5532619%             0.9448281%           10.4980900%
       Invested Amount (Beginning of Month) ..........................  500,000,000.00          49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................              --                     --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................              --                  85.63%     4,723,686,472.49
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....              --                   6.37%       351,571,623.18
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...              --                   2.43%       134,299,781.96
       90 Days and Over (60+ Days Contractually Delinquent) ..........              --                   5.56%       306,855,338.22
Total Receivables ....................................................              --                 100.00%     5,516,413,215.85
             (viii) Aggregate Investor Default Amount ................              --                     --          4,959,879.75
         As a % of Average Daily Invested Amount
              (Annualized based on 366 days/year) ....................              --                     --                 11.39%
(ix) Charge-Offs .....................................................            0.00                   0.00                  0.00
(x) Servicing Fee ....................................................              --                     --            870,713.99
(xi) Unreimbursed Redirected Principal Collections ...................              --                     --                  0.00
(xii) Excess Funding Account Balance .................................              --                     --                  0.00
(xiii) New Accounts Added ............................................              --                     --                38,712
(xiv) Average Gross Portfolio Yield ..................................              --                     --                 29.85%
         Average Net Portfolio Yield .................................              --                     --                 18.46%
(xv) Minimum Base Rate ...............................................              --                     --                  8.23%
        Excess Spread ................................................              --                     --                 10.23%
(xvi) Principal Funding Account Balance ..............................              --                     --                  0.00
(xvii) Accumulation Shortfall ........................................              --                     --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period              --                     --             June 2003
        Accumulation Period Length ...................................              --                     --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........              --                     --                  0.00
        Required Reserve Account Amount ..............................              --                     --                  0.00
        Available Reserve Account Amount .............................              --                     --                  0.00
        Covered Amount ...............................................              --                     --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................              --                     --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................              --                     --                  0.00
(xxi) Policy Claim Amount ............................................              --                     --                  0.00
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